Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF CBIZ, INC.
This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 10-K for the period ended December 31, 2025 (the “Form 10-K”) of CBIZ, Inc. (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.
I, Brad Lakhia, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:
(i)the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 26, 2026	/s/ BRAD LAKHIA
Brad Lakhia
Chief Financial Officer